                                                                    EXHIBIT 4.2




                         FORM OF REVOLVING CREDIT NOTE



$_________                                                    New York, New York
                                                                    July 9, 1996


     FOR VALUE RECEIVED, each of the undersigned, Sybron International Corporation ("Parent"), a Wisconsin corporation, Kerr Corporation ("Kerr"), a Delaware Corporation, and Nalge Company ("Nalge"), a Delaware Company (each, a "Revolving Credit Borrower"), severally, hereby unconditionally promises to pay to the order of __________________(the "Lender") at the office of Chemical Bank, located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Termination
Date the lesser of (a) the principal amount of                  DOLLARS
($_______), and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to such Revolving Credit Borrower pursuant to subsection 2.1 of the Credit Agreement, as hereinafter defined. Each Revolving Credit Borrower, severally, further agrees to pay interest in like money at such office on the unpaid principal amount of Revolving Credit Loans of such Revolving Credit Borrower from time to time outstanding at the rates and on the dates specified in subsection 2.14 of such Credit Agreement.

     The holder of this Note is authorized to endorse on the appropriate schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Revolving Credit Loan made by such holder to each Revolving Credit Borrower pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of the Revolving Credit Borrower in respect of such Revolving Credit Loan.

     This Note (a) is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of July 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent, Kerr, Nalge, Ormco Corporation, a Delaware corporation, Erie Scientific Company, a Delaware corporation, Barnstead Thermolyne Corporation, a Delaware corporation, the Lender, the other banks and financial institutions from time to time parties thereto, Chemical Securities Inc., as arranger, and Chemical Bank, as administrative agent, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.

     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind, except as otherwise provided in any of the Loan Documents.

     Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                                SYBRON INTERNATIONAL CORPORATION



                                                By:__________________________

                                                Name:________________________

                                                Title:


                                                KERR CORPORATION



                                                By:____________________________

                                                Name:__________________________

                                                Title:_________________________

                                 NALGE COMPANY



                                      By:__________________________

                                     Name:_________________________

                                     Title:________________________

                                                                    Schedule A-1
                                                        to Revolving Credit Note


                                     PARENT
                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                              Amount                           Amount of ABR Loans   Unpaid Principal
                           Converted to  Amount of Principal   Converted to          Balance of ABR
Date  Amount of ABR Loans   ABR Loans    of ABR Loans Repaid     Eurodollar Loans    Loans                 Notation Made By



                                                                                                               Schedule A-2
                                                                                                   to Revolving Credit Note


                                                               KERR
                                          LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                              Amount                           Amount of ABR Loans   Unpaid Principal
                           Converted to  Amount of Principal   Converted to          Balance of ABR
Date  Amount of ABR Loans   ABR Loans    of ABR Loans Repaid     Eurodollar Loans    Loans                 Notation Made By

                                                                    Schedule A-3
                                                        to Revolving Credit Note


                                     NALGE
                 LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS



                              Amount                           Amount of ABR Loans      Unpaid Principal
                           Converted to  Amount of Principal       Converted to          Balance of ABR
Date  Amount of ABR Loans   ABR Loans    of ABR Loans Repaid     Eurodollar Loans             Loans             Notation Made By





                                                                    Schedule B-1
                                                        to Revolving Credit Note

                                     PARENT
      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS




                                           Interest Period and                          Amount of
                                             Eurodollar Rate   Amount of Principal  Eurodollar Loans  Unpaid Principal
         Amount of     Amount Converted to    with Respect     of Eurodollar Loans  Converted to ABR    Balance of         Notation
Date  Eurodollar Loans  Eurodollar Loans        Thereto              Repaid              Loans        Eurodollar Loans     Made By




                                                                    Schedule B-2
                                                        to Revolving Credit Note

                                      KERR
      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                           Interest Period and                          Amount of
                                             Eurodollar Rate   Amount of Principal  Eurodollar Loans  Unpaid Principal
         Amount of     Amount Converted to    with Respect     of Eurodollar Loans  Converted to ABR    Balance of         Notation
Date  Eurodollar Loans  Eurodollar Loans        Thereto              Repaid              Loans        Eurodollar Loans     Made By




                                                                    Schedule B-3
                                                        to Revolving Credit Note

                                     NALGE
      LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EURODOLLAR LOANS


                                           Interest Period and                          Amount of
                                             Eurodollar Rate   Amount of Principal  Eurodollar Loans  Unpaid Principal
         Amount of     Amount Converted to    with Respect     of Eurodollar Loans  Converted to ABR    Balance of         Notation
Date  Eurodollar Loans  Eurodollar Loans        Thereto              Repaid              Loans        Eurodollar Loans     Made By


